EXHIBIT C

FORM OF QUALIFIED DESIGNEE ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS  QUALIFIED   DESIGNEE   ASSIGNMENT   AND  ASSUMPTION   AGREEMENT  (the
"Agreement") is made as of the ____ day of May, 1999 by and among REINHOLD ENTERPRISES, INC., an Indiana corporation ("REI"), ________________________ (the "Assignee") and KEENE CREDITORS TRUST (the "Seller"). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS:

     A. REI and the Seller are parties to that certain Stock Purchase Agreement dated May ___, 1999 (the "Purchase Agreement") pursuant to which the Seller agreed to sell, and REI and/or certain Qualified
          Designees agreed to purchase, 997,475 Class B Common Shares of Reinhold Industries, Inc. (the "Company").

     B. Upon execution of this Agreement, the Assignee shall for all purposes under the Purchase Agreement be a Qualified Designee within the meaning of the Purchase Agreement.

AGREEMENT:

     In consideration of the terms and conditions contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. REI hereby transfers and assigns to the Assignee its right to purchase [______________] Shares pursuant to the Purchase Agreement and further transfers and assigns to the Assignee, pro rata with the other Qualified Designees identified on Schedule 1 attached hereto, all other right, title and interest of REI in, to and under the Purchase Agreement.

     2. Assumption. The Assignee hereby agrees to purchase [_______] Shares pursuant to the Purchase Agreement and accepts and, severally (but not jointly) to the extent of the Assignee's pro rata interest in the Purchase Agreement, assumes and agrees to be bound by REI's (and, where applicable, Purchaser's) obligations under the Purchase Agreement except that the Assignee does not assume the obligations of REI under Article XII of the Purchase Agreement. The parties hereby acknowledge and agree that the obligations of REI under Article XII of the Purchase Agreement shall remain obligations solely of REI.

     3. Representations and Warranties of the Assignee. The Assignee hereby severally (and not jointly) and to the extent of the Assignee's pro rata interest in the Purchase Agreement represents and warrants to the Seller as follows:


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     [a.  Organization; Good Standing; Qualification; and Power. The Assignee is
          a company, organization, entity, account or plan duly organized, validly existing and, to the extent Assignee is a corporation or other entity, in good standing, under the laws of the State of its organization. The Assignee has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to execute and deliver this Agreement and to consummate the transactions contemplated hereby.] [Bold representations shall only be given by Qualified Designees other than individuals.]

     b. Authority. [The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Assignee have been duly authorized by all necessary action on the part of the Assignee.] This Agreement constitutes a valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     c. No Conflict or Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not: [(a) violate or conflict with the organizational documents of the Assignee;] (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority applicable to the Assignee; or
          (c) result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the assets or properties of the Assignee under, any loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which the Assignee is a party or by which the Assignee is bound or to which any of its properties or assets is subject or prohibit the Assignee from consummating the purchase and sale of the Shares as contemplated hereby.

     d. No Consent. No authorization, consent, approval, exemption, or other action by or notice to or filing with any court or administrative or governmental body or any third party is required to permit the Assignee to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement or to comply with and fulfill the terms and conditions of this Agreement.

     e. Securities Matters. The Assignee understands that the offering and sale of the Shares under the Purchase Agreement is intended to be exempt from the registration requirements of the Securities Act. The Shares are being acquired by the Assignee for its own account and without a view to the public distribution of the Shares or any interest therein. The Assignee is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. The Assignee is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System. The Assignee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and the Assignee is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares. In evaluating the suitability of an investment in the Shares, the Assignee has relied upon the representations, warranties, covenants and agreements made by the
          Seller  in the  Purchase  Agreement  and  on  such  other  information regarding the Company sufficient to allow the Assignee to make an informed decision regarding purchase of the Shares. The Assignee has not relied upon any other representations or other information (whether oral or written and including any estimates, projections or supplemental data) made or supplied by or on behalf of Seller, the Company or any Affiliate, employee, agent or other representative of Seller or the Company other than as contemplated by this Section 3.e. The Assignee acknowledges that Seller has no responsibility for any information furnished to it other than as set forth in the representations and warranties made by Seller in the Purchase Agreement. The Assignee understands and agrees that it may not sell or dispose of any of the Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act and that the Shares will bear an appropriate legend to that effect.

     f. Brokers or Finders Commissions. No broker's or finder's fee or commission or investment banking fee has been or will be payable, or asserted to be payable by any of the Assignee, the Seller, the Company or the Subsidiary with respect to the purchase of the Shares from the Seller or the transactions contemplated by this Agreement as a result of any agreement entered into by the Assignee.

     g.   Financial  Condition.   The  Assignee  has  sufficient  liquidity  and
          financial condition to consummate the purchase of the Shares at Closing.

     h. EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY THE ASSIGNEE IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. THE ASSIGNEE HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

     4. Indemnification by the Assignee. The Assignee shall indemnify and hold harmless the Seller from and against any and all Indemnity Losses which the Seller may suffer, incur or become subject to as a result of or in connection with (a) any breach of any representation or warranty made by the Assignee in this Agreement and (b) any and all suits, actions, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing. The obligations of the Assignee pursuant to the foregoing sentence shall be several (and not joint) with the other Qualified Designees and to the extent of the Assignee's pro rata interest in the Purchase Agreement. Indemnification of the Seller by the Assignee shall be pursuant to the terms, conditions and limitations contained in Sections 12.03, 12.04, 12.06, 12.07 and 12.08 of the Purchase Agreement (except that the reference to Article VI in Section 12.08 shall be deemed to refer to Section 3 hereof). The representations and warranties of the Assignee contained in this Agreement shall survive the Closing indefinitely.

     5. Obligations of the Seller. Seller hereby acknowledges the assignment and assumption of the rights and obligations of REI under the Purchase Agreement by the Assignee. Seller further acknowledges and affirms that the representations, warranties, covenants and agreements of Seller contained in the Purchase Agreement, including without limitation, the obligation to indemnify the REI Indemnified Parties shall inure to the benefit of the Assignee to the same extent as though the Assignee were a party to the Purchase Agreement.

     6. Stock Price Adjustment. If, on the third anniversary of the date of this Agreement, the Market Value per Share of the Class A Common Stock of the Company is less than Eleven and 50/100 Dollars ($11.50) (the amount of any such deficiency as of such date being referred to as the "Stock Price Deficiency"), then no later than 15 Business Days thereafter and as additional consideration for the Shares, the Qualified Designee shall pay in cash to the Seller its pro rata portion of an amount equal to (a) 22,525, multiplied by (b) the Stock Price Deficiency. Notwithstanding the above, the Qualified Designee shall have the right to assign its obligations under this Section to a corporation, partnership or other entity with the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and upon the assumption of the obligations by such corporation, partnership or other entity, the Qualified Designee shall be released from its obligations under this Section. For purposes of this Section, "Market Value per Share" shall mean the average trading price of one share of Class A Common Stock of the Company over the 20 trading days ending on the third anniversary of the date of this Agreement as quoted in the National Quotation Bureau Pink Sheets or on such exchange or in such interdealer quotation system or other trading market as the Class A Common Stock of the Company is then quoted.

     For purposes of this Agreement, "pro rata" shall mean the ratio (expressed as a percentage) that the number of Shares purchased by the Qualified Designee hereunder bears to the total number of Shares purchased by all Qualified Designees (as set forth on Schedule 1 attached hereto) at the Closing.

     7. Miscellaneous.


     a. Each party hereto shall be responsible for the fees and expenses of its accountants, attorneys and advisors and any other costs and expenses incurred by it in the negotiations and consummation of the transactions contemplated by this Agreement.

     b. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and addressed as follows:

     If to Seller, to:

                  Keene Creditors Trust
                  The Chancery
                  190 Willis Avenue
                  Mineola, New York 11501

                  Tel. No.  (516) 873-1412
                  Fax No.  (516) 873-1092

     With a copy to:

                  Ed Kaufmann, Esq.
                  Hughes Hubbard & Reed, LLP
                  One Battery Place Plaza
                  New York, New York  10004

                  Tel.  No. (212) 837-6000
                  Fax No. (212) 422-4726

     which copy alone shall not constitute notice for the purposes of this Purchase Agreement.

     If to REI, to:

                  Reinhold Enterprises, Inc.
                  c/o Hammond Kennedy Whitney & Company, Inc.
                  8888 Keystone Crossing, Suite 690
                  Indianapolis, Indiana  46240
                  Attention:  Glenn Scolnik

                  Tel. No.  (317) 574-6900
                  Fax. No.  (317) 574-7515

     With a copy to:

                  Stephen J. Hackman, Esq.
                  Ice Miller Donadio & Ryan
                  One American Square, Box 82001
                  Indianapolis, Indiana  46282

                  Tel. No. (317) 236-2100
                  Fax. No. (317) 236-2219

     which copy alone shall not constitute notice for the purposes of this Purchase Agreement.

     If to the Assignee, to the address and/or fax number set forth below such Assignee's signature below.

     Any party may change its address for the purpose of this Section 6.b. by giving the other parties written notice of its new address in the manner set forth above.

     c. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     d. If any provision of this Agreement is declared by any court or other governmental body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared and that all of the other provisions of this Agreement shall remain in full force and effect.

     e. This Agreement and the Transaction Documents (and the schedules hereto and thereto) contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior and contemporaneous agreements, understandings, representations or warranties, oral or written, with regard to those transactions. All Schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

     f. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.


     g. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Seller, REI and the Assignee and their respective successors and permitted assigns.

     h. Except as contemplated by Section 6 above, no party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     i. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts made and to be performed in such state.

     j. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

     k. Assignee hereby appoints REI as its authorized representative for purposes of executing and delivering the receipt specified in Section 3.03(d) of the Purchase Agreement and hereby authorizes and directs REI to deliver such receipt upon Seller's delivery and REI's receipt of the items described in Section 3.02 of the Purchase Agreement.


                         [Signatures follow next page.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      "REI"

                                      REINHOLD ENTERPRISES, INC.

                                      By:______________________________________

                                      Its:______________________________________

                                      "SELLER"

                                      KEENE CREDITORS TRUST

                                      By:______________________________________
                                               Richard A. Lippe, Trustee


                                      By:______________________________________
                                               Archie R. Dykes, Trustee


                                      By:______________________________________
                                               John J. Robbins, Trustee



                                      "ASSIGNEE"

                                      -----------------------------------------

                                      Address:
                                              ---------------------------------

                                      -----------------------------------------

                                      -----------------------------------------

                                      Telephone No. (    )
                                                    ---------------------------
                                      Fax No. (    )
                                              ---------------------------------





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SCHEDULE 1

Other Qualified Designees


    Qualified Designee                              Number of Shares